UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42103	84-3829824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 10, 2025, Kindly MD, Inc., a Utah corporation (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market, as the closing bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days.

The notice has no present impact on the listing of the Company’s securities, and the Company’s common stock continues to trade on the Nasdaq Global Market under the symbol “NAKA.”

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until June 8, 2026, to regain compliance. To regain compliance, during this 180-day compliance period, the closing bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require the Company to maintain such closing bid price for a period in excess of ten consecutive business days, generally no more than twenty consecutive business days, before determining that the Company has regained compliance.

In the event that the Company does not regain compliance with the Nasdaq Listing Rules prior to the expiration of the 180-day compliance period, the Company may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. To qualify, the Company must submit a transfer application and a $5,000 application fee no later than June 8, 2026, the end of the 180-day compliance period. The Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will make a determination of whether it believes the Company will be able to cure this deficiency. Should the Nasdaq staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit a transfer application or make the required representation, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting.

If the Company does not regain compliance within the allotted compliance period(s), Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel. The Company intends to actively monitor its minimum bid price of listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, including applying to transfer to the Nasdaq Capital Market or effecting a reverse stock split. There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Global Market, or, if transferred, on the Nasdaq Capital Market.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated:	December 12, 2025	By:	/s/ Teri Gendron
Teri Gendron
Chief Financial Officer

3